Exhibit 99.1

Mobix Labs’ Pending Drone Acquisition, Vision Aerial, Projects 93% Revenue Growth

August 31, 2026

— 46% projected revenue growth in 2026; 93% in 2027 —

— U.S. Navy and L3Harris among Vision Aerial customers —

IRVINE, Calif. & BOZEMAN, Mont.—(BUSINESS WIRE)—Aug. 31, 2026— Mobix Labs, Inc. (Nasdaq: MOBX) (“Mobix Labs” or the “Company”), a provider of advanced technologies for aerospace, defense and other mission-critical markets, today announced that Vision Aerial, Inc. (“Vision Aerial”), the American drone manufacturer Mobix Labs has signed a definitive agreement to acquire, is entering a new phase of commercial expansion as it advances the rollout of a new generation of American-built industrial drones and projects accelerating revenue growth through 2027.

The projected growth at Vision Aerial is directly aligned with Mobix Labs’ long-standing M&A strategy. Mobix Labs has consistently pursued strategic acquisitions as a core component of its growth plan, targeting differentiated technology businesses with established customers, expanding end markets and the potential to contribute meaningful growth to the broader Mobix platform.

Accelerating Growth: 46% in 2026, 93% in 2027

Revenue is projected to increase approximately 46% in 2026, followed by approximately 93% additional growth in 2027, based on current Vision Aerial management estimates. On that trajectory, Vision Aerial’s projected 2027 revenue would approach three times its 2025 revenue. (See “About Vision Aerial’s Growth Projections” below.)

Vision Aerial management expects its projected growth to be supported by the commercial rollout of the new Vulcan drone family and increasing demand across government, infrastructure, energy, public-safety and national-security markets for secure, American-built unmanned aircraft systems.

Mobix Labs believes Vision Aerial reflects the type of acquisition opportunity central to its broader M&A strategy: differentiated technology, established customers, expanding end markets and significant growth potential following completion of the transaction.

Serving the U.S. Navy, L3Harris and Critical Infrastructure Markets

Vision Aerial designs, manufactures and supports American-built unmanned aircraft systems from its headquarters in Bozeman, Montana. Its customer base includes the U.S. Navy, the USDA Forest Service, L3Harris and major energy and utility operators, supporting professional applications across government research, public safety, infrastructure inspection, mapping, energy, environmental operations and national defense.

Mobix Labs believes Vision Aerial’s established government and industrial relationships provide a strong foundation for its next stage of growth.

U.S. Policy Increasingly Favors American-Manufactured Drones

Federal policy is increasingly prioritizing secure, domestically manufactured unmanned aircraft systems. In June 2025, a White House Executive Order directed federal agencies to prioritize U.S.-manufactured unmanned aircraft systems over foreign-manufactured systems to the maximum extent permitted by law and directed the Department of Defense to prioritize compliant drones manufactured by U.S. companies to the maximum extent practicable.

Vision Aerial has designed, manufactured and supported its aircraft in the United States since its founding in 2013. Mobix Labs believes this domestic manufacturing base, together with Vision Aerial’s existing government and industrial customer relationships and NDAA-compliant aircraft, positions the company to participate in increasing demand for secure, American-manufactured drone systems.

A New Generation of American-Built Drones Enters the Market

Vision Aerial is advancing the commercial rollout of Vulcan, its new family of American-built industrial unmanned aircraft systems designed for demanding energy, infrastructure, government, public-safety and national-security missions.

The Vulcan family includes two NDAA-compliant aircraft built on a common architecture. The medium-lift Vulcan SX is designed to carry payloads of up to 3 kilograms with flight times of up to 65 minutes and is progressing through production. The heavy-lift Vulcan YX is designed to carry payloads of up to 10 kilograms with flight times of up to 60 minutes and is available for preorder.

The Vulcan family is designed to expand the range of professional missions Vision Aerial can support, including advanced sensor integrations and mission-specific configurations across infrastructure, energy and industrial markets.

Built for Mission-Critical Operations

The Vulcan platform combines professional payload capacity and extended flight endurance with onboard edge computing,

radar-based terrain following, collision avoidance, integrated RTK GNSS and hot-swappable smart batteries. Vulcan SX folds into a rugged, shoulder-portable case and is designed to move from case-open to airborne in minutes. Over-the-air software updates are designed to enable new capabilities to be deployed to aircraft already operating in the field. Every Vulcan aircraft includes Vision Aerial’s Flight Deck v4 mission-planning software without subscription fees.

“We are entering the next phase of Vision Aerial with a stronger aircraft family and a broader range of missions we can support,” said Shawn Roberts, President of Vision Aerial. “The market is looking for capable, secure and American-built drone systems that carry professional sensors without compromising useful flight time. Vulcan was built for that requirement, and the reaction from operators gives us confidence in the opportunity ahead.”

M&A Strategy Designed to Drive Growth

“Vision Aerial is exactly the kind of business our M&A strategy is designed to bring into Mobix Labs: American-built technology, established government and industrial customers, expanding end markets and significant growth potential,” said Phil Sansone, Chief Executive Officer of Mobix Labs.

“We have consistently used strategic M&A to expand the scale, capabilities and markets of Mobix Labs,” Sansone continued. “Vision Aerial’s projected growth, customer base and American-built drone platform are directly aligned with that strategy, and we believe the proposed acquisition can become an important growth engine within the broader national-security technology platform we are building.”

Expanding Mobix Labs’ National-Security Technology Platform

Mobix Labs announced on July 24, 2026 that it had signed a definitive agreement to acquire Vision Aerial. The proposed acquisition is intended to expand Mobix Labs’ national-security technology platform into American-built drones and autonomous systems, complementing the Company’s existing electronics, connectivity, RF and sensing technologies serving aerospace, defense and other high-reliability markets.

The transaction is expected to close in the fourth calendar quarter of 2026, subject to customary closing conditions, including approval by Mobix Labs stockholders of the issuance of shares in the transaction. The acquisition has not yet closed, and Vision Aerial remains a separate company pending completion of the transaction.

About Vision Aerial’s Growth Projections

The revenue projections contained in this release are Vision Aerial management estimates prepared on a standalone basis. They are preliminary and unaudited, reflect assumptions as of the date of this release and are subject to change, including as a result of production schedules, customer demand, product-delivery timing, market conditions and completion of the pending transaction. Actual results may differ materially from these projections. Vision Aerial is a privately held company, and its historical financial statements are expected to be included in the proxy materials for the Mobix Labs stockholder vote on the share issuance in the transaction.

About Mobix Labs, Inc.

Mobix Labs, Inc. (Nasdaq: MOBX) is an Irvine, California technology company delivering advanced electronics, connectivity, RF and sensing technologies for aerospace, defense and other high-reliability markets, with technology deployed on platforms including the F-22 Raptor, Apache helicopters, U.S. Navy programs, Boeing 737NG aircraft and Gulfstream aircraft. For more information, visit mobixlabs.com.

About Vision Aerial, Inc.

Founded in 2013 and headquartered in Bozeman, Montana, Vision Aerial designs, manufactures and supports American-built unmanned aircraft systems for government research, public safety, infrastructure inspection, mapping, energy and environmental operations, and national defense. Vision Aerial’s aircraft and software are engineered for demanding professional missions and supported in the United States.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Mobix Labs and Vision Aerial and may be deemed to be solicitation material in connection with matters expected to be submitted to Mobix Labs stockholders for approval, including the proposed issuance of shares in connection with the Vision Aerial transaction.

Mobix Labs expects to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, MOBIX LABS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

When available, stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC through the SEC’s website at www.sec.gov and through Mobix Labs’ website at mobixlabs.com.

Participants in the Solicitation

Mobix Labs and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Mobix Labs stockholders in connection with the proposed transaction and related matters. Information about the directors and executive officers of Mobix Labs is set forth in its Registration Statement on Form S-1, which was filed with the SEC on August 28, 2026. This document can be obtained free of charge from the sources indicated above. Additional information regarding the potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Vision Aerial’s projected revenue growth and financial performance; the timing, scope and commercial rollout of the Vulcan SX and Vulcan YX platforms; anticipated customer demand for American-built and NDAA-compliant unmanned aircraft systems; the expected impact of federal procurement policies and broader market trends; the anticipated benefits of the proposed acquisition of Vision Aerial; Mobix Labs’ acquisition-driven growth strategy; the expected contribution of Vision Aerial to Mobix Labs’ business following completion of the transaction; the expansion of Mobix Labs’ national-security technology platform; and the expected timing and completion of the proposed transaction.

These forward-looking statements are based on current expectations, estimates, projections and assumptions of Mobix Labs and, where applicable, Vision Aerial management and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, changes in customer demand; production and supply-chain constraints; delays in product development, manufacturing or delivery; changes in federal procurement policies or regulatory requirements; competition in the unmanned aircraft systems market; Vision Aerial’s ability to execute its growth plans; the ability of Mobix Labs and Vision Aerial to satisfy the conditions to closing of the proposed transaction, including required stockholder approvals; the possibility that the proposed transaction may be delayed or may not be completed; integration risks and costs; the ability to realize anticipated strategic and financial benefits of the proposed transaction; and other risks described in Mobix Labs’ filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of this release. Except as required by applicable law, Mobix Labs undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

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Mobix Labs Investor Relations Contacts

Chris Eddy or David Collins Catalyst IR

mobx@catalyst-ir.com or 212-924-9800

Vision Aerial Investor Relations Contacts

Susan Roberts

Chief Marketing Officer

susan@visionaerial.com

Source: Mobix Labs, Inc.